PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-253432 Dated March 1, 2021 (To Prospectus dated February 24, 2021 and Product Supplement dated February 24, 2021)

UBS AG Performance Securities

Linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Performance Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund (the “underlying asset”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

♦	Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $10 and will be offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
♦	At maturity UBS will pay you a cash payment, for each Security you hold, that will be based on (i) the percentage change in the level of the underlying asset from the trade date to the final valuation date (the “underlying return”) and (ii) whether the final level of the underlying asset is less than the initial level, calculated as follows:
♦	If the underlying return is positive:

$10 + ($10 × Underlying Return × Participation Rate).

♦	If the underlying return is zero:

Principal Amount of $10.

♦	If the underlying return is negative:

$10 + ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. The Securities do not pay interest. The stated payout from the issuer applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire initial investment.

Features
❑	Enhanced Participation in the Positive Performance of the Underlying Asset— At maturity, the Securities provide enhanced participation in any positive underlying return at the participation rate.
❑	Full Downside Market Exposure — If the underlying return is negative, UBS will pay you a cash payment per Security at maturity, if anything, that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the underlying return and, in extreme situations, you could lose all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offerings

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Securities as of the trade date will be specified in the relevant final terms supplement for each offering of the Securities. The estimated initial value of the Securities will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations" on pages 5 and 6 of this prospectus supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms set forth in the accompanying product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission (the “SEC”) for each offering of the Securities to which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Market-Linked Securities product supplement dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm
♦	Prospectus dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000119312521054082/d138688d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS will prepare a final terms supplement that, in addition to the identity of the underlying asset and any changes to the general terms specified herein, will also include the specific pricing terms, including the estimated initial value, for that issuance. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date, which will specify the final economic terms of the Securities. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Securities and, depending on your selection of terms, for the participation rate. Any final terms supplement should be read in connection with this prospectus supplement, the accompanying product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Performance Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated February 24, 2021 and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated February 24, 2021.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Table of Contents

Prospectus Supplement
Investor Suitability	1
Summary Terms for Each Offering of the Securities	2
Investment Timeline	2
Key Risks	3
Hypothetical Performance Scenarios	8
What Are the Tax Consequences of the Securities?	9
Information about the Underlying Asset	12
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	12

Annex A - Form of Final Terms Supplement	A-2

Annex B - UBS Equity Investor – Investment Guide	B-2

ii

Additional Information about UBS and the

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.
♦	You can tolerate a loss of some or all of your initial investment and are willing to make an investment that has the same downside market risk as an investment in the underlying asset.
♦	You believe that the level of the underlying asset will appreciate over the term of the Securities.
♦	You would be willing to invest in the Securities based on the participation rate that will be specified in the relevant preliminary terms supplement even if such term was set to the least favorable end of that range.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying asset.
♦	You understand and accept the market risk associated with the Securities and will understand and be willing to accept the risks associated with the underlying asset that will be specified in the relevant preliminary terms supplement.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
♦	You understand that the estimated initial value of the Securities determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.
♦	You require an investment designed to provide a full return of principal at maturity.
♦	You cannot tolerate a loss of some or all of your initial investment or you are not willing to make an investment that has the same downside market risk as an investment in the underlying asset.
♦	You believe that the level of the underlying asset will decline during the term of the Securities and is likely to be less than the initial level on the final valuation date.
♦	You would be unwilling to investment in the Securities based on the participation rate that will be specified in the relevant preliminary terms supplement or if such term was set to the least favorable end of that range.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦	You seek current income from your investment or are unwilling to forgo any dividends paid on the underlying asset.
♦	You do not understand or do not accept the market risk associated with the Securities, or do not understand or would be unwilling to accept the risks associated with the underlying asset that will be specified in the relevant preliminary terms supplement.
♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume the credit risk of UBS for all payments under the Securities including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information about the Underlying Asset” in the relevant preliminary terms supplement for more information on the underlying asset. You should also review carefully the “Key Risks” section of this prospectus supplement and the “Risk Factors” section in the accompanying product supplement, as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

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Summary Terms for Each Offering of the Securities
Issuer	UBS AG
Booking branch	London Branch
Principal Amount (per Security)	Unless otherwise specified in the relevant final terms supplement, $10, offered at a minimum investment of 100 Securities (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Term	As specified in the relevant final terms supplement.
Underlying Asset	The common stock or American depositary receipts (“ADRs”) of a specific company or the share of a specific exchange traded fund (“ETF”) as specified in the relevant final terms supplement.
Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 2 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date” in the accompanying product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the final valuation date. The maturity date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Maturity Date” in the accompanying product supplement.
Payment at Maturity (per Security)

If the underlying return is positive, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return × Participation Rate).

If the underlying return is zero, UBS will pay you an amount in cash equal to:

Principal Amount of $10.

If the underlying return is negative, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return).

In this scenario, you will suffer a percentage loss on your initial investment equal to the negative underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of: Final Level – Initial Level Initial Level
Initial Level(1)	The closing level of the underlying asset on the trade date.
Final Level(1)	The closing level of the underlying asset on the final valuation date.
Participation Rate	As specified in the relevant final terms supplement.
CUSIP / ISIN / Valoren	Each, as specified in the relevant final terms supplement.

(1) As determined by the calculation agent and as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Investment Timeline

Trade Date	The initial level is observed and the final terms of the Securities are set.
¯
Maturity Date

The final level is determined on the final valuation date and the underlying return is calculated.

If the underlying return is positive, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return × Participation Rate).

If the underlying return is zero, UBS will pay you an amount in cash equal to:

Principal Amount of $10.

If the underlying return is negative, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return).

In this scenario, you will suffer a percentage loss on your initial investment equal to the negative underlying return and, in extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

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Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying asset. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the “Key Risks” section in the applicable preliminary terms supplement and the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to Return Characteristics

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.
♦	The stated payout from the issuer applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying asset is equal to or greater than the initial level. The stated payout on the Securities is available only if you hold your Securities to maturity.
♦	The participation rate applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate, and the percentage return you realize may be less than the then-current underlying return times the participation rate even if such return is positive. You can receive the full benefit of the participation rate only if you hold your Securities to maturity.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	The probability that the final level is less than the initial level will depend on the volatility of the underlying asset — “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. All things being equal, the greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of that date that the underlying return will be negative and that the final level will be less than the initial level and, as a consequence, indicates an increased risk of loss. You should be willing to accept the downside market risk of the underlying asset and the potential to lose some or all of your initial investment.

Risks Relating to Characteristics of the Underlying Asset

♦	Market risk — The price of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and (i) in the case of common stock or ADRs, its issuer (the “underlying asset issuer”) or (ii) in the case of an ETF, the securities, futures contracts or physical commodities constituting the assets of that underlying asset (the “underlying constituents”). These factors include price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying asset issuer and, therefore, the underlying asset. You, as an investor in the Securities, should make your own investigation into the underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “Information about the Underlying Asset” in the relevant preliminary terms supplement and the underlying asset issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.
♦	Owning the Securities is not the same as owning the underlying asset or underlying constituents, as applicable — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset, as applicable. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents, as applicable, may have.
♦	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the initial level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.
♦	The Securities may be subject to exchange rate risk — The underlying asset of the Securities may be (1) the ADRs of a non-U.S. company, which are quoted and traded in U.S. dollars, but represent a non-U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADRs, (2) substituted or replaced by another underlying asset that is quoted and traded in a non-U.S. currency or (3) an ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Holders of these Securities will be exposed to currency exchange rate risk with respect to the currencies in which such assets trade. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to these assets.

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♦	The Securities may be subject to risks associated with non-U.S. securities markets — The underlying asset of the Securities may be (1) the common stock of a non-U.S. company that is listed on a U.S. exchange, (2) the ADRs of a non-U.S. company or (3) an ETF that invests in non-U.S. securities. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. companies. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
♦	The Securities may be subject to risks associated with emerging market companies – The underlying asset of the Securities may be the (1) common stock of a company organized in an emerging market country that is listed on a U.S. exchange, (2) the ADRs of a company organized in an emerging market country or (3) an ETF that invests in securities of companies organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
♦	There are important differences between the ADRs and the ordinary shares of a non-U.S. company — The underlying asset of the Securities may be the ADRs of a non-U.S. company. There are important differences between the rights of holders of ADRs and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the ADRs and, as a result, the value of, and any amounts payable on, your Securities.
♦	The value of an ETF underlying asset may not completely track the value of the target index – The underlying asset may be an ETF. Such underlying asset may be designed and intended to track the level of a specified index (a “target index”), but various factors, including fees and other transaction costs, may prevent the underlying asset from correlating exactly with changes in the level of such target index. Accordingly, the performance of the underlying asset may not be equal to the performance of its target index during the term of the Securities.
♦	The value of an ETF underlying asset may not completely track the value of its underlying constituents – The underlying asset may be an ETF, and although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of its underlying constituents, its level may not completely track the level of such underlying constituents. The value of the underlying asset will reflect transaction costs and fees that the underlying constituents in which that ETF invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying asset or that there will be liquidity in the trading market.
♦	Fluctuation of the net asset value (“NAV”) – The underlying asset of the Securities may be an ETF. The NAV of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying asset and may adversely affect the liquidity and prices of the underlying asset, perhaps significantly. For any of these reasons, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.
♦	An ETF underlying asset will likely utilize a passive indexing investment approach – The underlying asset of the Securities may be an ETF. Generally, ETFs are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, if an ETF utilizes a “passive” or indexing investment approach, attempt to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from such index, the ETF generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, ETFs are each subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.

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♦	There is no affiliation between the underlying asset issuer or any underlying constituent issuer, as applicable, and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer, as applicable. However, unless otherwise specified in the relevant final terms supplement, we are not affiliated with the underlying asset issuer or any underlying constituent issuer, as applicable, and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent, as applicable. Neither the underlying asset issuer nor any underlying constituent issuer, as applicable, is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers, as applicable, have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Securities.

Estimated Value Considerations

♦	The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset and the underlying constituents, as applicable, any expected dividends on the underlying asset and the underlying constituents, as applicable, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.
♦	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Asset — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
♦	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
♦	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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♦	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the underlying asset; the volatility of the underlying asset; any dividends paid on the underlying asset, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “— Risks Relating to Hedging Activities and Conflicts of Interest — Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
♦	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level and/or the final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement, this prospectus supplement or the relevant final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. If the underlying asset of the Securities is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities— Delisting, Discontinuance or Modification of an ETF” in the accompanying product supplement. If the underlying asset of the Securities is the ADR of a non-U.S. company, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility” in the accompanying product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “—Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 3.5%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Potential UBS impact on the market price of the underlying asset or any underlying constituent, as applicable — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset or any underlying constituent, as applicable, may adversely affect the market price of the underlying asset and, therefore, the market value of, and any amounts payable on, your Securities.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the underlying asset issuer or an underlying constituent issuer, as applicable, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent may postpone the determination of the initial level and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day, and may make adjustments to the initial level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. As UBS determines the economic terms of the Securities, including the participation rate, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

Risks Relating to General Credit Characteristics

♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the "Swiss Banking Insolvency Ordinance"). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of UBS to satisfy its obligations under the Securities and could lead to holders losing some or all of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the section below entitled "What Are the Tax Consequences of the Securities?" and the section “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

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Hypothetical Performance Scenarios

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying asset relative to the initial level. We cannot predict the final level of the underlying asset. You should not take these examples as an indication or assurance of the expected performance of the underlying asset. The examples below illustrate the payment at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security to be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10
Term:	12 months
Initial Level:	$140
Participation Rate:	130%

Example 1 — The Final Level of the Underlying Asset is $154 (resulting in an Underlying Return of 10%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$154 - $140	= 10%
	Initial Level		$140

Because the underlying return is 10%, when multiplied by the participation rate of 200%, the payment at maturity would be calculated as follows:

$10 + ($10 × 10% × 130%)

= $10 + $1.30

= $11.30 per Security (a total return of 13%).

Example 2 — The Final Level of the Underlying Asset is $147 (resulting in an Underlying Return of 5%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$147 - $140	= 5%
	Initial Level		$140

Because the underlying return is 5%, when multiplied by the participation rate of 130%, the payment at maturity would be calculated as follows:

$10 + ($10 × 5% × 130%)

= $10 + $0.65

= $10.65 per Security (a total return of 6.5%).

Example 3 — The Final Level of the Underlying Asset is $140 (resulting in an Underlying Return of 0%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$140 - $140	= 0%
	Initial Level		$140

Because the underlying return at maturity is 0%, the payment at maturity would be equal to the principal amount of $10 per Security (a total return of 0%).

Example 4 — The Final Level of the Underlying Asset is $70 (resulting in an Underlying Return of -50%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	$70 - $140	= -50%
	Initial Level		$140

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$10 + ($10 × -50%)

= $10 – $5

= $5 per Security (a loss of 50%).

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. The stated payout from the issuer applies only if you hold the Securities to maturity.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative or judicial ruling to the contrary, to characterize the Securities as prepaid derivative contracts with respect to the underlying asset and the terms of the Securities require you and us (in the absence of a statutory or regulatory change or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities until the taxable disposition of the Securities and you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the “constructive ownership rules” discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations.

Constructive Ownership. If a Security references an underlying asset that is a “regulated investment company” (or a “trust”) such as certain ETFs, a real estate investment trust (a “REIT”), a passive foreign investment company (a “PFIC”), a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the "constructive ownership transaction" rules of Section 1260 of the Code may apply. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of taxable disposition of the Security). There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security may be recharacterized as ordinary income and subject to the interest charge described above, in part because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. It is possible, for example, that the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Security the holder had invested an allocable portion of the face amount of the Security in shares of the underlying asset that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Security is sold, exchanged or retired. However, it is also possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules (other than with respect to a gold or silver ETF) may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

Accordingly, if such treatments applies, all or a portion of any gain on the taxable disposition of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income (or in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”), and subject to an interest charge. You should consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

Section 1297. We will not attempt to ascertain whether any underlying asset issuer would be treated as a PFIC within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

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Unless otherwise specified in the relevant final terms supplement, we expect our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that, based on certain factual representations received from us, it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction”), such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — Alternative Treatments for Securities Treated as Any Type of Prepaid Derivative or Prepaid Forward”. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Securities.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” of the accompanying product supplement unless and until such time as the Treasury and IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue current income and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA, as discussed below, if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain realized from the taxable disposition of the Securities generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the underlying asset issuer or any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any underlying asset issuer, any underlying constituent issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta one specified equity-linked instruments and are issued before January 1, 2023.

Unless otherwise specified in the relevant final terms supplement, we expect to be able to determine that the Securities are not “delta-one” with respect to the underlying asset or any underlying constituents, as applicable, and if we do make that determination, we expect our special U.S. tax counsel would be able to opine that the Securities should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination as specified in the relevant final terms supplement will not be binding on the IRS, and the IRS may disagree with that determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the trade date. If withholding is required, we will not make payments of any additional amounts.

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Nevertheless, after the trade date, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset or the underlying constituents, as applicable, or your Securities, and following such occurrence your Securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset, any underlying constituents, as applicable, or the Securities. If you enter, or have entered, into other transactions in respect of the underlying asset, the underlying constituents or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (‘‘FATCA’’) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on ‘‘withholdable payments’’ (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and ‘‘passthru payments’’ (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to report annually certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of the underlying asset issuer and the underlying constituent issuers, as applicable).

11

Information about the Underlying Asset

All disclosures regarding the underlying asset will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, as amended and/or the Investment Company Act of 1940, as applicable. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov. Information filed with the SEC by the underlying asset issuer can be located by reference to its SEC file number which will be provided in the relevant final terms supplement.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

Unless otherwise specified in the relevant final terms supplement, we will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the relevant final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the relevant final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations" in this prospectus supplement.

Prohibition of Sales to EEA & UK Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or the United Kingdom (the "UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

12

ANNEX A

Form of Final Terms Supplement

A-1

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Securities until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated February 24, 2021, Product Supplement dated February 24, 2021 and Prospectus Supplement dated March 1, 2021)

Final Terms Supplement

UBS AG Performance Securities

UBS AG $[•] Securities linked to the [common stock] [American depositary receipts] [shares] of [•] due on [•]

Final Terms
Issuer	UBS AG, London Branch
Term	Approximately [•] months.
Underlying Asset	[Common stock] [American depositary receipt] [Share] of [•].
Trade Date	[•].
Settlement Date	[•].
Final Valuation Date	[•] (subject to postponement in the event of a market disruption event, as described in the accompanying product supplement).
Maturity Date	[•] (subject to postponement in the event of a market disruption event, as described in the accompanying product supplement).
Principal Amount	$10 per Security. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Payment at Maturity (per Security)

On the maturity date,

if the underlying return is positive, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return x Participation Rate);

if the underlying return is zero, UBS will pay you a cash payment for each Security you hold equal to your principal amount; or

if the underlying return is negative, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return).

Investors are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Initial Level	$[•], which is the closing level of the underlying asset on the trade date, as determined by the calculation agent and as may be adjusted, as described in the accompanying product supplement.
Final Level	The closing level of the underlying asset on the final valuation date, as determined by the calculation agent and as may be adjusted, as described in the accompanying product supplement.
Participation Rate	[•]%
CUSIP / ISIN / Valoren	[•] / [•] / [•]

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page A-4, under “Key Risks” beginning on page 3 of the PS prospectus supplement and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. You may lose some or all of your initial investment in the Securities.

The estimated initial value of the Securities as of the trade date is $[•] for Securities linked to the [common stock] [American depositary receipts] [shares] of [•]. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations" beginning on pages A-6 and A-7 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered PS prospectus supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page A-3. The Securities we are offering will have the terms set forth in the PS prospectus supplement relating to the Securities, the accompanying product supplement, the accompanying prospectus and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]
UBS Financial Services Inc. Final Terms Supplement dated [•]	UBS Investment Bank

A-2

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Prospectus supplement dated March 1, 2021: [•]
♦	Market-Linked Securities product supplement dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm
♦	Prospectus dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000119312521054082/d138688d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Performance Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “PS prospectus supplement” mean the UBS prospectus supplement dated February 24, 2021, references to the ”accompanying product supplement” mean the UBS product supplement, dated February 24, 2021, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated February 24, 2021.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

A-3

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the PS prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to Return Characteristics

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.
♦	The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying asset is equal to or greater than the initial level.
♦	The participation rate applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate, and the percentage return you realize may be less than the then-current return of the underlying asset times the participation rate even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	The probability that the final level is less than the initial level will depend on the volatility of the underlying asset — “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. All things being equal, the greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of that date that the underlying return will be negative and that the final level will be less than the initial level and, as a consequence, indicates an increased risk of loss. You should be willing to accept the downside market risk of the underlying asset and the potential to lose some or all of your initial investment.

Risks Relating to Characteristics of the Underlying Asset

♦	[if your Securities are linked to a common stock or ADR: Single equity risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset. The level of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and the issuer of the underlying asset (the "underlying asset issuer"), such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying asset issuer and, therefore, the underlying asset. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see "Information about the Underlying Asset" and "[•]," in this final terms supplement and the respective underlying asset issuer's SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]
♦	[if your Securities are linked to an ETF: Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to the ETF and its underlying constituents and their issuers, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying asset issuer and, therefore, the underlying asset. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see "Information about the Underlying Asset" and "[•]," in this final terms supplement and the respective underlying asset issuer's SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]
♦	Owning the Securities is not the same as owning the underlying asset [if your Securities are linked to an ETF: or underlying constituents] — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset [if your Securities are linked to an ETF: or underlying constituents comprising the underlying asset]. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset [if your Securities are linked to an ETF: or the underlying constituents, if applicable,] may have.
♦	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the initial level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

A-4

♦	[if your securities are linked to an ADR: Exchange rate risk — The Securities are linked to the ADRs of a non-U.S. company. Because ADRs are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the ADRs. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to ADRs.]
♦	[if your Securities are linked to an ADR or to the common stock of a non-U.S. company: Risks associated with non-U.S. securities markets — The Securities are linked to the ADRs of a non-U.S. company or to the common stock of a non-U.S. company traded on a U.S. exchange. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]
♦	[if your securities are linked to the common stock or ADR of a company incorporated in an “emerging market”: Risks associated with emerging market companies – The Securities are linked to the American depositary receipts or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]
♦	[if your Securities are linked to an ADR: There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — The Securities are linked to the ADRs of a non-U.S. company. There are important differences between the rights of holders of ADRs and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an ADR that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the ADR and, as a result, the value of, and any amounts payable on, your Securities.]
♦	[if your Securities are linked to an ETF: The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such ETF invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.]
♦	[if your Securities are linked to an ETF: Fluctuation of NAV — The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.]
♦	[if your securities are linked to an ETF other than SLV or GLD: Failure of the underlying asset to track the level of the target index — While the underlying asset is designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.]
♦	[if your Securities are linked to a common stock or ADR: There is no affiliation between the underlying asset issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer. However, we are not affiliated with the underlying asset issuer and are not responsible for such issuer's public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset and the underlying asset issuer. The underlying asset issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Securities.]

A-5

♦	[if your Securities are linked to an ETF other than EFA ETF: There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer. However, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Securities.]
♦	[if your Securities are linked to EFA ETF: There is no affiliation between the underlying asset issuer or, except to the extent our common stock is included in the underlying asset, any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — Although we are currently one of the underlying constituents, we are not affiliated with the underlying asset issuer or any other underlying constituent issuers. We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any other underlying constituent issuer. However, except to the extent that our common stock is included in the underlying asset, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any other underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any other underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Securities.]

Estimated Value Considerations

♦	The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents], the expected dividends of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable], prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.
♦	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in [if your Securities are linked to a common stock or ADR: “— Risks Relating to Characteristics of the Underlying Asset — Single equity risk”] [if your Securities are linked to an ETF: “— Risks Relating to Characteristics of the Underlying Asset — Market risk”] above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
♦	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
♦	The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of

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time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
♦	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the level of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; the volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; any dividends paid on the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable]; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Securities and the factors discussed under “— Risks Relating to Hedging Activities and Conflicts of Interest — Potential conflict of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.
♦	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level and/or the final level, as applicable and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement, the PS prospectus supplement or this final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. [if your Securities are linked to an ETF: Following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities— Delisting, Discontinuance or Modification of an ETF” in the accompanying product supplement.] [If your Securities are linked to an ADR: Following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.] The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “—Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.
♦	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.
♦	Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset [if your Securities are linked to an ETF: or any underlying constituent], listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset [if your Securities are linked to an ETF: or any underlying constituent] may adversely affect the market price of the underlying asset and, therefore, the market value of, and any amounts payable on, your Securities.
♦	Potential conflict of interest —UBS and its affiliates may engage in business with the issuer of the underlying asset [if your Securities are linked to an ETF: or an underlying constituent issuer, if applicable], which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at

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maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day and may make adjustments to the initial level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the participation rate, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

Risks Relating to General Credit Characteristics

♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the "Swiss Banking Insolvency Ordinance"). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of UBS to satisfy its obligations under the Securities and could lead to holders losing some or all of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the section below entitled "What Are the Tax Consequences of the Securities?" and the section “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

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Information about the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying asset issuer can be located by reference to its SEC file number provided below.

[•]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any prospectus supplement, product supplement or accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing levels for [•]’s [common stock] [American depositary receipts] [shares], based on daily closing levels on the primary exchange for [•]. We obtained the closing level information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing levels may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of [•] on [•], [•] was $[•]. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•], [•]. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary receipts] [shares] for the period indicated, based on information from Bloomberg. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

[Insert Graph]

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What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in the prospectus supplement under “What are the Tax Consequences of the Securities?” and the accompanying product supplement under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards” [IF ETF OR REIT AND SD à MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: and particularly the discussion in respect of the “constructive ownership” rules under Section 1260 of the Code (defined below),] and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Securities as prepaid derivative contracts with respect to the underlying asset. If your Securities are so treated, you should generally recognize not accrue any income with respect to the Securities during the term of the Securities until the taxable disposition of the Securities and you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. [IF ETF OR REIT AND SD à MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: Subject to the constructive ownership rules, discussed below, such][IF CS OR ADR, INSERT: Such] [IF SD à MD IS LESS THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: gain or loss should generally be short-term capital gain or loss if you have held your Securities for a period of one year or less.][IF SD à FVD IS EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less).][IF SDà FVD IS LESS THAN 1 CALENDAR YEAR PLUS 1 DAY AND SD à MD IS MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you may not receive any amounts from the issuer in respect of your Securities prior to the maturity of your Securities. In such a case, you may be treated as having a holding period in respect of your Securities which ends prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive a payment upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] The deductibility of capital losses is subject to limitations.

[IF ETF OR REIT AND SD à MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: Section 1260. Because the underlying asset to which the Securities are linked is a “pass-thru entity” for purposes of Section 1260 of the Code, there is a risk that an investment in the Securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain ”pass-thru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies). Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement) in respect of the Securities would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain”(as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the taxable disposition of the Securities (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of taxable disposition of the Securities). [IF SLV/GLD ETF INSERT: Additionally, if Section 1260 of the Code were to apply to your Securities, all or a portion of any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles”.]

It is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the Securities would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of the Securities. Under Section 1260 of the Code, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. However, it is also possible that all or a portion of your gain with respect to the Securities could be treated as “Excess Gain” because the underlying asset is a pass-thru entity, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Securities the holder had invested, pro rata, the principal amount of the Securities in shares of the underlying asset and sold those shares for their fair market value on the date the Securities are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the Securities could be “Excess Gain” if you purchase the Securities for an amount that is less than the principal amount of the Securities or if the return on the Securities is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying asset. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the taxable disposition of the Securities after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge [IF SLV/GLD ETF INSERT: and that all or a portion of any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be

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subject to tax at a special 28% maximum rate that is applicable to “collectibles”.] Because the application of the constructive ownership rules to the Securities is unclear, you are urged to consult your tax advisor regarding the potential application of the “constructive ownership” rules to an investment in the Securities.]

In the opinion of our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations received from us, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, [IF ETF OR REIT AND SD à MD is EXACTLY OR MORE THAN 1 CALENDAR YEAR PLUS 1 DAY, INSERT: (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code),] such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — Alternative Treatments for Securities Treated as Any Type of Prepaid Derivative or Prepaid Forward” in the accompanying product supplement. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Securities.

[IF NON-U.S. CO. OR ADR, INSERT: Section 1297. We will not attempt to ascertain whether the underlying asset issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If the underlying asset issuer were so treated, certain adverse U.S. federal income tax consequences might apply, including possible treatment of the Securities, in whole or in part, as a constructive ownership transaction, as discussed further under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” of the accompanying product supplement. You should refer to information filed with the SEC or the equivalent governmental authority by such entity and consult your tax advisor regarding the possible consequences to you in the event that the underlying asset issuer is or becomes a PFIC.]

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue current income and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax to an investment in the Securities.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. If you are a non-U.S. holder, subject to the discussion below regarding Section 871(m) of the Code and “FATCA,” you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8). Subject to [IF U.S. CO., REIT OR ETF INSERT: Section 897 of the Code and] Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of the Securities generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

[IF U.S. CO., ETF OR REIT, INSERT: Section 897. We will not attempt to ascertain whether the underlying asset issuer [IF ETF INSERT:, or in the case of certain ETFs, any underlying constituent issuer] would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the underlying asset issuer [IF ETF INSERT:, or in the case of certain ETFs, any underlying constituent issuer] and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of a Security to the U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity for their Securities as a USRPHC and the Securities as USRPI.]

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments

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issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the Securities are not “delta-one” with respect to the underlying asset [IF ETF OR REIT, INSERT: or any U.S. underlying constituent], our special U.S. tax counsel is of the opinion that the Securities should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the trade date. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the trade date, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset [IF ETF OR REIT, INSERT:, the underlying constituents] or your Securities, and following such occurrence your Securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying asset [IF ETF OR REIT, INSERT:, the underlying constituents] or the Securities. If you enter, or have entered, into other transactions in respect of the underlying asset [IF ETF OR REIT, INSERT:, the underlying constituents] or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to report annually certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the entire term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities (including possible alternative treatments and the issues presented by Notice 2008-2) arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations" beginning on pages A-6 and A-7 of this final terms supplement.

Prohibition of Sales to EEA & UK Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or the United Kingdom (the "UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

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Validity of the Securities

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Securities offered by this final terms supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated February 24, 2021 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated February 24, 2021 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

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ANNEX B

UBS Equity Investor – Investment Guide

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UBS Equity Investor

Investment guide

Summary

UBS Equity Investor (EQI) is a proprietary structuring and trading system that allows select structured investments to be customized and traded on a same-day basis for as little as $100,000. While each investment built on EQI is issued by UBS AG, the structure, terms, and underlying asset can be selected on EQI from within defined parameters. The $100,000 minimum investment can be aggregated among multiple investors, so you can work with your Financial Advisor to create an offering based solely on your needs, or you can participate with other investors in other offerings created in EQI.

Because EQI investments are created and executed on a same day basis, it is important that you familiarize yourself with the features and risks of these investments before considering a specific offering.

In this investment guide you will learn about how EQI works and about some of the features and risks of one structure available on EQI. In the prospectus supplement, of which this investment guide is an annex, you will find a sample final terms supplement and links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for securities that can be created on EQI, which you should read and understand prior to investing. You will also find instructions to access additional information about the issuer of these securities, UBS AG.

How EQI works

EQI contains a selection of structures that each has a unique return profile. Within each structure, EQI provides the ability to choose certain parameters of the investment, including the underlying asset from a selection of stocks and exchange-traded funds, maturity date and any applicable call and / or coupon observation and payment dates. Lastly, EQI allows for one or more of the pricing terms (e.g. coupon, upside participation, maximum gain, degree of any downside risk mitigation) to be set. EQI will then solve for the final pricing variable that was not set.

Because the payment on a structured investment is economically similar to a combination of bonds and options, factors that impact the pricing of bonds and options also impact the terms and value of the securities. Factors that affect the pricing of a bond include time to maturity, market interest rates and issuer creditworthiness. Factors that affect the pricing of an option include the expected volatility of the underlying asset, expected dividends of the underlying asset, time to expiration, market interest rates and the performance of the underlying asset. You should be aware that more favorable pricing terms for a structured investment, such as a higher coupon rate or greater degree of risk mitigation, may be due to one of these pricing factors indicating more risk in the investment. This can be a greater potential risk of loss at maturity, greater risk of receiving no coupon, greater dividend give-up for the underlying asset, or a longer investment tenor. Lastly, costs and fees, including selling commissions paid to UBS Financial Services Inc. and structuring and hedging costs of UBS and its affiliates, also affect the terms and pricing of the securities.

When the parameters for a security are set in EQI, your financial advisor will e-mail you a preliminary terms supplement summarizing the key terms, conditions and risks for the security. The preliminary terms supplement should be read in conjunction with the base offering documents including this investment guide.

In the preliminary terms supplement, the variable that was solved for by EQI will be represented with an indicative range. This variable will be set at the time the trade is executed on the trade date based on market conditions at that time. The variable will be at the better end of the range for a limited amount of time after the preliminary terms supplement is sent. Otherwise, the range is valid until the issuer stops accepting orders for that offering, which is generally at 3pm, Eastern time. Additionally, the range in the preliminary terms supplement assumes a $100,000 total investment, which is the minimum size. However, you should be aware that the final pricing term will generally be positively impacted if the total investment amount, which can include multiple investors, exceeds the $100,000 minimum.

The deadline to place an order for an offering created on EQI is generally 3pm, Eastern time, on the same day the prospectus is delivered. This day will become the trade date for your security. If an order is not placed by the deadline, a new preliminary terms supplement with updated terms will need to be generated in order to place an order. Because EQI offerings are created and executed on the same day, you should carefully review the base offering documents and sample final terms supplement for the structure and be comfortable with the features and risks of the investment prior to considering your first transaction in the structure.

When deciding how much to invest in any individual security, consider your market exposure to the underlying asset and your overall credit exposure to UBS. Generally, you should not invest more in a security than you would be willing to invest directly in the underlying asset. You should also consider your credit exposure to UBS across your entire portfolio and whether an investment in the securities might cause you to be overly concentrated in UBS credit risk.

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Performance Securities

Market participation  I  Downside exposure

Investment summary

Performance Securities provide the potential to participate in the positive market return of the underlying asset, potentially at an enhanced rate, for investors who are comfortable accepting the downside market risk of the underlying asset.

Each security is linked to a selected underlying asset, such as a stock or an exchange-traded fund. At maturity, the payout of the security depends on the return of the underlying asset (the underlying return) calculated from its closing level on the trade date (the initial level) to its closing level on the final valuation date (the final level) and the participation rate.

If the underlying return is positive, the issuer will repay the full principal amount at maturity plus pay a return equal to the product of the underlying return times the participation rate.

If the underlying return is zero, the issuer will repay the full principal amount at maturity. However, if the underlying return is negative, investors will have exposure to the downside market risk of the underlying asset. In that case, the issuer will pay less than the full principal amount at maturity, if anything, resulting in a loss of principal equal to the negative underlying return.

The costs and fees associated with Performance Securities include a sales commission paid to UBS Financial Services Inc. as well as hedging costs, issuance costs and projected profits to the issuer. Please see the applicable offering materials for actual costs and fees.

Example payment at maturity
(per $1,000 invested)

Final level	Underlying return	Payment at maturity	Security return
$140	40.0%	$1,480	48.0%
$130	30.0%	$1,360	36.0%
$120	20.0%	$1,240	24.0%
$110	10.0%	$1,120	12.0%
$100	0.0%	$1,000	0.0%
$90	-10.0%	$900	-10.0%
$80	-20.0%	$800	-20.0%
$70	-30.0%	$700	-30.0%
$60	-40.0%	$600	-40.0%
$50	-50.0%	$500	-50.0%
$40	-60.0%	$400	-60.0%
$30	-70.0%	$300	-70.0%
$20	-80.0%	$200	-80.0%
$10	-90.0%	$100	-90.0%
$0	-100.0%	$0	-100.0%

Example terms

Issuer	UBS AG London Branch
Underlying asset	The common stock of a selected company
Term	2 years
Participation rate	120%
Initial level	$100
Minimum investment	$1,000
Principal amount (per security)	$10.00

Example return diagram

Examples are hypothetical and are not representative of the performance of any security. Please see the applicable offering materials for actual terms and conditions which will vary and should be considered carefully before investing.

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Selected risk considerations

Below, we summarize some of the key risks typically associated with investing in Performance Securities. Prior to investing in any security, please review the complete description of the risks that apply to that specific security in the applicable offering documents. In addition, you should familiarize yourself with the particular market risks and other risks associated with the specific underlying asset. Investing in the securities is not suitable for all investors.

Issuer credit risk

Performance Securities are unsubordinated unsecured debt instruments of the issuer. Any payment on a security, including any repayment of principal, is subject to the creditworthiness of the issuer. If the issuer is bankrupt or otherwise cannot pay its obligations when due, investors may lose their entire investment in the securities.

Additionally, it is possible for the securities, to be restructured, written down or converted to equity by regulatory authorities. For example, this could occur in a situation where the issuer is not in bankruptcy or has yet to default but the regulatory authority is trying to minimize the impact of the issuer failing on the broader economy and financial system. If any of these actions were to occur, investors could lose up to their entire investment.

Risk of loss

The securities are not traditional debt instruments and are not a substitute for traditional debt instruments. If the underlying return is negative, investors will have exposure to the downside market risk of the underlying asset. In that case, the issuer will pay less than the full principal amount at maturity, if anything, resulting in a loss of principal equal to the negative underlying return. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. A higher expected volatility generally indicates a greater likelihood, as of the trade date, that the final level will be less than the initial level.

No income

The securities do not pay interest. Investors may earn no return over the entire term of the securities and may lose up to their entire investment.

No direct ownership of the underlying asset

Owning a security does not provide an investor with the same benefits as directly owning the underlying asset (or any stocks included in the underlying asset). Investors in the securities will not receive any dividends paid with respect to the underlying asset (or any stocks included in the underlying asset) and will not have voting rights that direct owners may have. Corporate actions with respect to the underlying asset may result in different economic outcomes for direct owners than for security investors.

Market risk prior to maturity

Because the payment on the securities is economically similar to a combination of bonds and options, the value of the securities prior to maturity is expected to fluctuate based on a number of factors.

Factors that can affect the pricing of a bond include time to maturity, market interest rates and issuer creditworthiness. Factors that can affect the pricing of an option include expected volatility of the underlying asset, expected dividends of the underlying asset, time to expiration, market interest rates and the underlying asset price relative to the option's strike price. Additionally, costs and fees, discussed below, also affect the value of the securities prior to maturity. Because of changes in these and other factors, the value of the securities prior to maturity may be substantially different than the payment expected at maturity even if the price of the underlying asset is above the initial price. Investors must hold their securities until maturity to receive the stated payout from the issuer.

No guarantee of liquidity

The securities are not listed or actively traded investments. UBS Securities LLC and its affiliates may make a market for the securities, but they are not required to do so and may stop at any time. Furthermore, a secondary trading market for the securities may not develop and investors should be prepared to hold their securities to maturity. Investors who are able to sell their securities prior to maturity may receive a price that is at a substantial discount to their initial cost even if the price of the underlying asset is above the initial price and may incur losses on their investment.

Estimated value considerations

The issue price of the securities will exceed their initial estimated value due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. The issuer determines the initial estimated value by reference to its internal pricing models which use, among other variables, an internal funding rate which will reduce the economic value of the securities and may adversely affect any secondary market transactions.

Mergers and other corporate actions

The calculation agent is required to adjust the terms of the securities only for specified mergers and other corporate actions. If a corporate action occurs and the calculation agent makes no adjustment to the terms of the securities the value of the securities may be adversely affected.

Potential conflicts

The issuer and its affiliates may play a variety of roles in connection with the securities, including acting as calculation agent and hedging the issuer's obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates may be adverse to the interests of investors. Additionally, affiliates of the issuer will derive compensation from sales of the securities

Taxation

The tax treatment of the securities is complex. The offering documents contain a tax disclosure discussing the expected federal income tax consequences of investing in the securities. Significant aspects of the tax treatment of the securities may be uncertain. UBS Financial Services Inc. and its employees do not provide tax advice. Investors should consult their tax advisors about their own tax situation before investing in any securities.

For additional information about UBS AG, the issuer of the securities, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement, of which this investment guide is an annex (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, the base offering documents) for the securities which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

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